MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("MOU") is dated September 28, 2001 by and between:

(1) MARKETWATCH.COM, INC., incorporated under the laws of Delaware and having its principal place of business at 825 Battery Street, San Francisco, California 94111 (the "Seller"),

AND

(2) PEARSON INTERNATIONAL FINANCE LTD. incorporated under the laws of England & Wales and its principal office at 80 Strand, London WC2R ORL (the "Buyer"),

AND

(3) FTMARKETWATCH (EUROPE) LTD., incorporated under the laws of England and Wales and having its registered office is at Number One, Southwark Bridge, London SE1 9HL, and its successor-in-interest (which shall be FT.com or any other single wholly-owned subsidiary of the Financial Times) (the "Company"),

(hereinafter collectively referred to as the "Parties" and individually as a "Party"),

WHEREAS:

  Financial Times Group Limited, Pearson Internet Holdings B.V. ("Pearson Internet") and Pearson Overseas Holdings Limited ("POHL")(collectively, "the FT Parties"), and Seller are parties to that certain Joint Venture Agreement dated 20 June, 2000 governing the relationship of Seller, Pearson Internet and POHL as shareholders in the Company (the "Joint Venture Agreement"),

  The Seller owns 42,500 "A" shares in the capital of the Company, amounting to 50% of the total issued and outstanding "A" shares (the "Shares") of the Company;

  Pearson Internet owns all the remaining issued and outstanding "A" shares of the Company. Buyer owns all of the "B" shares of the Company. Buyer, Pearson Internet and POHL are direct or indirect subsidiaries of Pearson plc;

  The Seller and the Buyer have entered into discussions contemplating the sale of the Shares by Seller to Buyer (the "Acquisition") upon terms and conditions set forth in a mutually acceptable Share Sale Agreement (as defined below) which will contain among other things, the terms set forth below.

  The Parties also wish to enter into separate commercial arrangements as follows:

(i) the provision by Seller of the Transitional Services (as defined below);

(ii) a license by Seller for the continuation of the WAT/CMS Services (as defined below) presently provided by Seller to Company;

(iii) the consent by Seller to the assignment by Company to FT.com of Company's rights under the Big Charts MOU (as defined below),

(collectively with the Acquisition, the "Transactions"), all upon terms and conditions set forth in mutually acceptable Definitive Agreements (as defined below) which will contain, among other things, the terms set forth below.

F. The Parties wish to memorialize in this MOU their preliminary understanding of the principal terms of the Transactions as described below.

NOW THEREFORE THE PARTIES SET FORTH THEIR PRELIMINARY UNDERSTANDING AS FOLLOWS:

1. PURCHASE OF SHARES; CONSIDERATION.

1.1 Seller will sell, and Buyer will purchase, the Shares free and clear of encumbrances upon the terms of a definitive Share Sale and Purchase Agreement (the "Share Sale Agreement") to be entered into by the Parties.

1.2 The consideration for the purchase of the Shares shall be $1 in cash payable by Buyer to Seller at the closing of the Acquisition.

2. TRANSITIONAL SERVICES

2.1 For the 90 day period beginning from the closing of the Acquisition (the "Transitional Period") Seller shall perform certain services for Company as more fully described in Schedule A hereto (the "Transitional Services") and upon the terms of a definitive Transitional Services Agreement (the "Transitional Services Agreement") to be executed concurrently with the Share Sale Agreement and to be effective as of the closing of the Acquisition.

2.2 Buyer shall, or shall cause that Company shall, as consideration for the Transitional Services:

    pay to Seller an aggregate cash amount of $82,500 payable in three monthly installments beginning with the closing of the Acquisition; and
    assign to Seller all of Company's servers presently located in within the United States.

3. WAT/CMS LICENSE AGREEMENT

3.1 Concurrently with the execution of Share Sale Agreement, the Seller and the Company shall enter into a definitive license agreement (the "WAT/CMS License Agreement"), to be effective as of the closing of Acquisition, which shall provide for the continuation of the WAT/CMS and associated publishing services presently provided by MarketWatch to Company, as more fully described on Schedule B hereto and upon the terms of the WAT/CMS License Agreement which shall, among other things, include the following terms:

3.2 The WAT/CMS License Agreement shall be for the benefit of the Company only and shall be limited to cover no more than 15 seats and associated administration staff for employees of Company and those who work for the Company or on its site(s). The rights of the Company thereunder shall not be assignable by the Company to any company (other than its successor-in-interest).

3.3 The initial term of the WAT/CMS License Agreement will be 18 months, at a license fee of $40,000 per month.

3.4 At Company's election, the initial term may be extended by a further six (6) months at a monthly license fee to be agreed between Company and Seller, which shall be no less than $36,000 per month and no greater than $44,000 per month.

3. 5 At Company's election, the WAT/CMS License Agreement may be extended by one year at a time, up to a further two (2) more years, at a monthly license fee to be agreed between the Parties.

3.6 The Company may only exercise an election to extend the WAT/CMS License Agreement as described above by giving written notice to the Seller at least two months prior to the expiration of the then effective term of the WATS/CMS License Agreement.

3.6 The above license fees shall be payable monthly in advance.

4. ASSIGNMENT OF BIG CHARTS SALES MOU

Seller will grant Company the right to assign to FT.com, all of Company's rights under the Revised Memorandum of Understanding between the Seller and Company regarding Preliminary Licensing Strategy dated September ___, 2001 (the "Big Charts MOU"). Company may exercise its right to assign the Big Charts MOU at any time during the next two (2) years by giving the Seller at least thirty (30) days' prior written notice of assignment. Neither Company nor FT.com, as the case may be, may assign its rights under the Big Charts MOU to any other person, company or other entity.

5. "FTMARKETWATCH" NAME

The Company will agree to discontinue use of the "MarketWatch" name at a date agreed with the Seller, no earlier than 12/31/01, but may use "FTMarkets" or a similar name.

6. TAXES.

The Parties will reasonably co-operate with each other to agree upon a tax structure for the Transactions that is mutually satisfactory to the Parties. Marketwatch shall cooperate reasonably with the Company, the Buyer and the FT Parties on all tax matters, e.g. future tax filings.

7. ACTIONS TO BE TAKEN AFTER EXECUTION OF THIS MOU

Following the execution of this MOU the Parties will promptly negotiate in good faith the terms of the following agreements or such similar agreements as are necessary to effect the Transactions in form and substance mutually satisfactory to the Parties and following the principles and other terms set forth in this MOU (collectively, the "Definitive Agreements"):

    The Share Sale Agreement;

    The Transitional Services Agreement;

    The WATS/CMS License Agreement; and

    The assignment of the Big Charts MOU.

8. SUBJECT TO CONTRACT; COUNTERPARTS

This MOU (including the Schedules hereto) is non-binding and contains only the understanding upon which the Parties may proceed to the closing and consummation of the Transactions. Nothing express or implied herein (whether by operation of law or otherwise) shall oblige or commit any Party to proceed with the Transactions, any such obligations or commitments shall only be set forth in the terms of mutually acceptable Definitive Agreements. This MOU may be executed in counterparts, each of which will be an original as regards any Party whose name appears thereon and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have duly executed this MOU on the day and date written hereinabove.

/s/ Lawrence S. Kramer

FOR AND ON BEHALF OF MARKETWATCH.COM

Date: 9/28/01

/s/ Gary Rinck

FOR AND ON BEHALF OF PEARSON INTERNATIONAL FINANCE LTD.

Date: 10/1/01

/s/ Zachary R. Leonard

FOR AND ON BEHALF OF FTMARKETWATCH.COM (EUROPE), LTD.

Date: 10/2/01

Schedule A - Transitional Services

The following is the schedule of transitional services to be completed by MarketWatch.com Inc. in the transitional period according to clause 2 of the Memorandum of Understanding.

During the transitional phase, MarketWatch.com Inc. continues to support the Company infrastructure in its current form ensuring no loss in user experience for users. The transition will take place in a single weekend, date to be confirmed.

Tear Sheets, Interactive Charting and Portfolio Migration

1. MarketWatch.com Inc. undertakes a seamless transfer of the tearsheet, interactive charting and portfolio tool capabilities to the existing licensing agreement held between FT.com and MarketWatch.com Inc. dated June 20, 2000). The purpose of the transition is to ensure a consistent core set of functionality and user experience between Company and FT.com. Company to determine the exact requirements of the transfer, though it assumes that no new functionality will be required that is not already available either on www.FT.com or www.FTMarketWatch.com. The transfer will include:

Tear Sheet:

Upgrade of current FT.com tear sheet capability to include:

Absolute price change

Intra-day high price

52 wk high date

52 wk low date

Chart time-frame drop down

'Add symbol to portfolio' functionality

IR button functionality

ABN AMRO Morning Notes

RNS Headlines

MLHSBC Link

Multex Investor Link

Interactive Charting:

Upgrade of current FT.com interactive charting function to include:

Multiple Sizes

Additional Lower indicators

Sponsorship position

Cookie-based 'save chart' settings functionality

Portfolio:

Upgrade of current FT.com Portfolio Object to include:

Chart Analyser

Asset Allocator

Stock Tracker

All FTMarketWatch News sources within the News & Research tab

Removal of the "powered by FTMarketWatch logo"

Authentication

Company User authentication transferred to the current FT.com procedure, including the use of 'FT Passport' functionality.

All current Company Tear Sheet, Interactive Charting, Portfolio and Authentication pages to be redirected to the new components.

User Migration

2. MarketWatch.com Inc. undertakes to transfer all registered user data to FT.com, including migration of all Company portfolio users on to the FT.com Licensee portfolio. FT.com will provide details sufficient to ensure smooth transfer of user data. For example, in the case of duplicates FT.com portfolio registration will take precedence. The existing Company user registration pages will be discontinued and will be transitioned to the current FT.com Passport scheme.

All transition activity must conform to the requirements of the Data Protection Policy currently in place.

Company will communicate to users all changes regarding the transition.

News and publishing migration

3. MarketWatch.com Inc. agrees to transfer the news-related pages, learn and play pages, analyst research pages, help pages and all associated functionality currently found on FTMarketWatch.com, but not FTMarketWatch.de, to the licensing arrangement and to support them under this licensing agreement as laid out in clause 3 of the Memorandum of Understanding. MarketWatch.com Inc will use all reasonable commercial efforts to ensure that during the transfer there will be no loss in user experience resulting from the move to the new licensing agreement and that all current incoming and outgoing feeds are maintained.

The pages include:

Story.asp pages

Pulse.asp pages

News Centre: Headlines / Pulses / Alerts / RNS

Front Page and Sub-Section pages

Learn and Play pages

Analyst Research pages including any pages that may need specific actions to enable continued operation under the licensing arrangement

Help pages

Market Summary pages

The Functionality includes:

Related Stories & Most Recent

Email a friend (continued to be provided by MarketWatch.com Inc)

Print Story

Display of Charts within stories (Note: Charts will only appear on externally licensed content as per licensing MOU)

News Alert Headline Ticker Functionality

Note: Only functionality currently found on the site is included in the transition and specifically excludes News Search functionality.

Other

4. MarketWatch.com Inc to transfer all currently supported Company SMS-to- Voice capability to FT.com.

5. MarketWatch.com Inc to remove Company from all joint exchange approvals, such as Deutsche Boerse.

MarketWatch.com will be allowed to retain the details of all registered FTMarketWatch users at the time of transition, and may contact them subject to the terms of the FT MarketWatch privacy policy as of September 21, 2001 and to applicable law.

7. MarketWatch.com Inc. terminates T1 line agreement. In the event that MarketWatch.com Inc. is unable to terminate the connection, or otherwise use it themselves, Pearson/FT shall reimburse MarketWatch.com Inc. 50% of all ongoing fees associated with this T1 line agreement. MarketWatch.com Inc. will only disconnect FTMarketWatch servers when it is determined that all necessary transitional activity has been completed, and Pearson/FT approves the disconnection.

8. MarketWatch.com Inc. to discontinue FTMarketWatch direct access to LARS site tracking and log files and cancel Mirror database project. MarketWatch.com Inc to enable site tracking under the new content license according to current arrangements and agrees to supply log files at the end of the day.

9. MarketWatch.com Inc to handle all required redirects from MarketWatch.com controlled domains to new licensing domains (for example, www.ftmarketwatch.ft.com). The Company to handle all redirects from FT controlled domains.

10. MarketWatch.com Inc agrees to make any changes in outgoing news feeds to partners under the "BigCharts" Licensing MOU referenced in clause 4 with respect to any subsequent name change of Company, Company's urls or trading name.

11. Transition work excludes current work being undertaken on the www.FTMarketWatch site including changes in symbol lookup methodology, integration of Mutual Funds Ratings data, Integration of improved Mutual Fund data, Upgrades to RNS Feed and alerting functionality. This will continue to be charged on a man-hour basis.

Schedule B - Editorial Services

The following is the schedule of services to be provided by MarketWatch.com Inc according to the license agreement in clause 3 of the Memorandum of Understanding.

Editorial Tools

1. MarketWatch.com Inc. agrees to licence and to support WAT v2.01, the current system used by Company, or equivalent, to enable Company to create XML tagged content and chart insertion. MarketWatch.com Inc. restricts the use of the licence to 15 seats, plus necessary operational support staff and administrative personnel.

2. MarketWatch.com Inc. agrees to licence and to support Pulse (Market Pulse) and Headline (News Alerts) Tools, the current system used by Company, or equivalent, to enable Company to create XML tagged content. Marketwatch.com Inc. restricts the use of the licence to 15 seats, plus necessary operational support staff and administrative personnel.

3. MarketWatch.com Inc. agrees to licence the PHAT authoring technologyto enable Company to continue to edit and publish front- and sub-section pages. MarketWatch.com Inc. restricts the use of the licence to 15 seats, plus necessary operational support staff and administrative personnel.

4. The technology licensed in clauses 1, 2 and 3 above is sufficient to allow Company to continue to publish in all current language modes (English, and German), with the exception that the PHAT authoring tool technology does not work in the German language and MarketWatch.com Inc shall be under no obligation whatsoever to modify the PHAT authoring tool technology to work in the German language. MarketWatch.com Inc. will, as far as reasonably possible, endeavour to ensure that there is no loss in publishing performance based against current Company publishing when the new licensing arrangement is followed.

5. MarketWatch.com Inc. agrees to all hosting, support and management of the news database, sufficient to ensure that the news is available for redistribution as required.

6. Licensing shall allow access to certain editorial administration functions currently available to Company including access to 'Column Editor', 'Staff Editor' and 'Story Tracking' functions. MarketWatch.com Inc. will act as the administrator of these functions.

7. Licensing includes access to all upgrades of editorial tools and functionality of tools outlined in Paragraphs 1, 2 and 3.

Support, Hosting and Feed Handling

8. MarketWatch.com Inc. to provide 24/5 support for Editorial Tools as listed in clauses 1,2 and 3 above, as today. Company to continue to provide first call facility for journalists. MarketWatch.com Inc. continues to provide on-call facility for emergency escalation.

9. MarketWatch.com Inc. provides 24/7 Support for all Licensee Content Pages.

10. MarketWatch.com Inc continues to host all current feeds including:

Incoming News and Data Feeds:

FT.com

RNS (via S&P) - (to be superseded to an equivalent Q1 ' 02)

ABN AMRO - Morning Notes and Research

Reuters.de (MarketWatch.com will continue to host under its own contract)

S&P Intraday

FTID Funds Feed

Outgoing Feeds - XML

MSN.co.uk

AOL.co.uk

Excite.co.uk

Lycos.co.uk

FT.com

Moreover.comMSN.de

Lycos.de

FTD.de

Finanznachrichten.de

Factiva

Yahoo.co.uk

ILX

Dialog

World Reporter

Yahoo.de

Specialist Feeds / Page Hosting

WAP FTMW - includes quoting

FTMobile Gold Pages

AvantGo

Omnisky

AOL.co.uk Microsite

MSN.co.uk Pages

MSN.de

11. MarketWatch.com Inc. to provide a set of XML feed pages that allow Company to pull custom content from the news database. All future additional outgoing feeds shall be covered as part of existing "BigCharts" Licensing MOU (clause 4 in Memorandum of Understanding).

All additional incoming feeds will be handled as a product enhancement and managed with one time development cost and ongoing monthly support cost.

Other

12. MarketWatch.com Inc. will make changes to advertising 'tags' on the site as required. Company continues to run the advertising operations and 'ad tag' creation.

Ongoing Costs

13. Amendments which are considered non-structural changes or do not require the addition of new pages will be covered as part of the ongoing monthly fee. Amendments which require larger scale work, including the addition of feeds, new pages and larger structural changes, will be scoped out on a project basis and charged as a one time development cost on a man-hour basis.